EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of June 15, 2000, between INFOCROSSING, INC., a Delaware corporation (the "Company"), and CHARLES AUSTER, a resident of the State of New Jersey (the "Executive").


                                    RECITALS
                                    --------

          WHEREAS, the Company desires to secure the services and employment of the Executive on behalf of the Company, and the Executive desires to enter into employment with the Company, upon the terms and conditions hereinafter set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1. Employment; Duties. The Company hereby employs the Executive as the President and Chief Executive Officer of the Company, and the Executive accepts such employment for the Employment Term specified in Section 3 below. The Executive shall report directly to the Company's Board of Directors (the "Board") and its Chairman. During the Employment Term, the Company shall cause the Executive to be elected as a director of the Company and upon such election, the Executive agrees to so serve. The Executive shall also serve on such committees of the Board as requested by the Board. During the Employment Term, the Executive shall serve in such capacity, exercise such powers and perform such duties as are customarily and ordinarily required of chief executive officers of similar companies, and shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board.

          2. Performance. The Executive shall serve the Company faithfully and to the best of his ability and shall devote substantially all of his business time, energy, experience and talents to the performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for the Executive to manage his personal finances, investments and business affairs, or to engage in or serve such civic, community, charitable, educational, or religious organizations as he may reasonably select. The Executive shall also be permitted to sit on the Board of the companies or other organizations as shown on Exhibit A attached hereto and of such other companies as the Board shall approve, such approval not to be unreasonably denied.

          3. Employment Term. The Executive's employment under this Agreement shall be effective commencing June 15, 2000 (the "Commencement Date"), and, subject to termination of employment pursuant to Section 8 hereof, continue for a period of two years until June 15, 2002, provided that, on June 15, 2002, and on each subsequent second anniversary thereof, unless the Company or the Executive provides written notice to the other party of his or its intention not to renew no later than 60 days prior to June 15, 2002, or such subsequent anniversary, as applicable, and subject to termination of employment pursuant to
Section 8 hereof, the term of employment under this Agreement shall be automatically renewed for an additional period of two years. The term of employment hereunder shall be the "Employment Term."

          4. Compensation and Benefits.

          (a) Base Salary. During the Employment Term, the Company shall pay the Executive a base salary, payable in equal installments in accordance with normal Company procedures, at an annual rate of Three Hundred Seventy Five Thousand US Dollars ($375,000) (the "Base Salary"). The Base Salary shall be reviewed periodically, but not less than annually, by the Board or the Compensation Committee thereof and may be increased, but not decreased, from time to time by the Board or such Committee.

          (b) Performance Bonus. During the Employment Term, the Executive shall also be eligible to receive an annual performance-based cash bonus (the "Performance Bonus") of up to One Hundred Eighty Seven Thousand Five Hundred US Dollars ($187,500) based upon satisfaction of performance criteria to be mutually agreed to by the Executive and the Board (or the Compensation Committee of the Board). The determination of whether the Executive is entitled to payment of the Performance Bonus shall be made by the Board (or the Compensation Committee of the Board) in its good faith discretion.

          (c) Restricted Stock Award. (i) On the Commencement Date, the Company shall award the Executive Eight Hundred Thousand (800,000) shares of the
Company's common stock (the "Restricted Shares"), which shares shall be nontransferable and subject to forfeiture or repurchase as described in this
Section 4(c). Subject to the remaining provisions of this Section 4(c) and Sections 6 and 7 hereof, the Restricted Shares shall vest and become transferable and nonforeitable in an amount equal to 25% of the total number of Restricted Shares on the first anniversary of the Commencement Date and, with respect to the remaining 75% of the total number of Restricted Shares, shall vest monthly after such first anniversary in equal ratable amounts, such that subject to the remainder all such Restricted Shares shall be vested on June 15, 2004. Subject to Sections 6 and 7 hereof, the Restricted Shares shall become fully vested upon (1) the occurrence of a "Change of Control" (as defined below) or (2) the termination of the Executive's employment with the Company due to termination (x) by the Company other than for "Cause" (as defined below) or "Non-Performance" (as defined below) and other than his death or Disability (as defined below), or (y) by the Executive for "Good Reason" (as defined below). In addition, subject to Sections 6 and 7 hereof, (x) if the Company terminates the Executive's employment for Non-Performance, 50% of any then unvested Restricted Shares shall be forfeited and the remaining then unvested Restricted Shares shall become fully vested, and (y) if the Executive's employment with the Company terminates due to death or Disability, 25% of the Restricted Shares, or the portion theretofore vested, if greater, shall be fully vested. For avoidance of doubt, (x) non-renewal by the Company of the Employment Term (other than a non-renewal which is expressly stated to be for Cause, Non-Performance or Disability) upon the expiration of the initial term of employment shall be deemed to be a termination of the Executive's employment other than for Cause, Non-Performance or Disability for purposes of the vesting of Restricted Shares described herein, and (y) non-renewal by the Executive of the Employment Term which is expressly stated to be for Good Reason shall be treated in the same manner as if the Executive had acted to terminate the Employment Term for Good Reason immediately prior to the expiration of the Employment Term.

          (ii) All unvested Restricted Shares that do not vest in accordance with paragraph (i) of this Section 4(c) shall, (x) upon termination of the Executive's employment with the Company due to Non-Performance, death or Disability, be immediately deemed to be repurchased by the Company for an amount equal to the sum of (A) the pro rata portion of the principal amount of any loan described in paragraph (iii) of this Section 4(c) that is applicable to such shares in accordance with the relationship number of shares to be repurchase (or deemed repurchased) bears to the initial 800,000 Restricted Shares and (B) an amount equal to all interest actually paid on such portion of such principal amount through the date on which such portion of such principal amount is repaid, and such Restricted Shares shall be immediately deemed to revert to the Company and canceled; or (y) upon termination of the Executive's employment with the Company under for Cause or upon voluntary termination by the Executive of his employment other than for Good Reason, be immediately forfeited and be immediately deemed to revert to the Company and canceled (in case of either clause (x) or (y), without further action by the Company or the Executive).

          (iii) The Executive shall be personally liable for satisfaction of any taxes incurred upon the vesting of the Restricted Shares or upon such earlier date as the Executive, in his discretion, makes an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such Restricted Shares, or any portion thereof. The Company shall loan to the Executive on a full recourse basis a sum of money equal to 50 percent of any such tax payable as a result of such an election under Code section 83(b) with respect to the Restricted Shares, and any such loan shall bear interest at the rate specified by Code section 1274 and, subject to the clause (x) of the first sentence of paragraph (ii) of this Section 4(c), shall be payable at the time and to the extent that the Executive sells or otherwise transfers or obtains liquidity with respect to the Restricted Shares (based on proportion of the total number of vested Restricted Shares held by the Executive immediately prior to such event that are so sold, transferred or liquidated) and shall be subject to such other terms and conditions determined by the Company to be appropriate to comply with applicable laws and regulations.

          (iv) If it shall be determined that any payment to the Executive pursuant to this Agreement would be subject to any excise tax imposed by Code section 4999, or any similar tax payable under any United States federal, state or local law ("Section 280G Taxes"), then the Executive shall receive a Tax Gross-Up Payment with respect to all such Section 280G Taxes. For purposes of this Agreement, "Tax Gross-Up Payment" shall mean the an additional amount equal to the amount of the Section 280G Taxes payable in respect of any amounts (other than the Tax Gross-Up Payment) due under this Agreement.

          (v) For purposes of this Agreement, a "Change of Control" shall occur upon the first to occur of (x) a third party, other than Zach Lonstein, DB Capital Investors, L.P. or an affiliate thereof ("DB Capital"), or Sandler Capital Management or an affiliate thereof ("Sandler" and, together with Zach Lonstein and DB Capital, the "Control Group"), owning capital stock of the Company representing in excess of 50% of the aggregate voting power of the Company or the surviving entity, (y) (A) the Control Group, in the aggregate, owning a number shares of Common Stock of the Company (calculated on a fully diluted basis) which is less than 25% of the number shares of Common Stock of the Company (calculated on a fully diluted basis) owned by the Control Group on the date hereof, and (B) another person or "group" of persons (as defined pursuant to Section13(d) of the Securities Exchange Act of 1934, as amended) owning a greater percentage of the Common Stock of the Company (calculated on a fully-diluted basis) than does the Control Group, in the aggregate, or (z) a majority of the Board (or similar governing body) of the Company (or any successor or surviving entity) being comprised of Directors who are not Continuing Directors. For purposes of this Agreement, "Continuing Directors" shall mean, with respect to any entity, as of the date of determination, any person (x) who was a member of the Board of the Company on June 15, 2000, or (y) who was nominated for election or elected to the Board (or similar governing body) of such entity with the affirmative vote of a majority of the Continuing Directors who are members of the Board (or similar governing body) of such entity at the time of such nomination or election.

          (d) Employee Benefits. During the Employment Term, the Executive shall, in accordance with the applicable plan documents and applicable laws, be eligible to participate in such retirement, medical, dental and other employee benefit plans and programs and fringe benefit plans as the Company has in effect from time to time, at a level consistent with his position as a senior executive of the Company.

          (e) Vacation. During the Employment Term, the Executive shall be entitled to four (4) weeks paid vacation in accordance with the Company's policies.

          (f) Indemnification. The Company shall indemnify and hold harmless the Executive to the extent provided in the Certificate of Incorporation and the By-Laws of the Company and the Delaware General Corporation Law, as amended and as applicable, for any action or inaction taken or omitted to be taken by the Executive in good faith while serving as an officer and director of the Company. The Company shall cover the Executive under directors and officers liability insurance during the Employment Term in the same amount and to the same extent as the Company covers its other officers and directors.

          (g) Business Expenses. The Executive shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and upon receipt of appropriate documentation.

          5. Stock Investment. On or prior to the Commencement Date, the Executive shall invest ----------------- his personal funds in the purchase of 68,446 shares of the common stock of the Company at a purchase price of $14.61 per share (the "Stock Investment"). ----------------

          6. Repurchase Option. Upon the occurrence of a Change of Control or a sale or other disposition of all or substantially all of the assets of the Company (including upon a liquidation or dissolution of the Company), if the Company's common stock is valued at less than $14.61 per share (on a fully-diluted basis) in such transaction, the Company (and to the extent the Company is unable or determines not to exercise this option, DB Capital Partners, L.P. and Sandler Capital Management (or their designated affiliates) on a pro rata basis) shall have the right, but not the obligation, to purchase all of the vested Restricted Shares at an aggregate purchase price equal to the sum of (x) the amount expended by the Executive in order to pay any income taxes with respect to such vested shares and (y) an amount equal to all interest actually paid on such portion of such principal amount through the date on which such portion of such principal amount is repaid, reduced, if the Company exercises the option, by the outstanding balance of any loan referred to in
Section 4(c)(iii) hereof, which shall be forgiven upon any such purchase.

          7. Stockholders Agreement. The Restricted Shares shall be subject to the terms and conditions of the Amended and Restated Stockholders Agreement, dated as of June 15, 2000, by and among the Company and the stockholders signatory thereto, attached hereto as Exhibit B, as such agreement may thereafter be amended from time to time (the "Stockholders Agreement"), to which the Executive shall be a party.

          8. Termination.

          (a) Events of Termination. The employment of the Executive hereunder and the Employment Term shall terminate as provided in Section 3 hereof or, if earlier, upon the earliest to occur of any of the following events:

          (i) the death of the Executive;

          (ii) the termination of the Executive's employment by the Company due to the Executive's Disability pursuant to Section 8(b) hereof;

          (iii)the termination of the Executive's employment by the Executive for Good Reason pursuant to Section 8(c) hereof,

          (iv) the termination of the Executive's employment by the Company for reasons other than Cause, Non-Performance or Disability upon thirty (30) days prior written notice;

          (v) the termination of employment by the Executive without Good Reason upon sixty (60) days prior written notice to the Company; or

          (vi) the termination of the Executive's employment by the Company for Cause or for Non-Performance pursuant to Section 8(d) hereof.

          (b) Disability. In the event of the Executive's Disability, the Company shall be entitled to terminate the Executive's employment hereunder by delivery to the Executive of a written notice of termination for Disability, effective upon the date which is stated in such notice. The term "Disability" shall mean the inability of the Executive to substantially perform his duties hereunder by reason of a medically determinable physical or mental impairment, which can reasonably be expected to continue for at least 120 days, as determined by the Board in its good faith discretion. Any dispute as to whether or not the Executive is Disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Executive and the Board, and the determination of such physician shall be final and binding upon both the Executive and the Company.

          (c) Good Reason. (i) The Executive may terminate his employment hereunder for Good Reason by written notice to the Company given within thirty
(30) days after the  occurrence  of a Good Reason  event  described in paragraph
(ii) of this Section 8(c), unless such circumstances are substantially corrected prior to the date of termination specified in such notice of termination for Good Reason. Any such notice shall state the specific Good Reason event set forth in paragraph (ii) of this Section 8(c) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Good Reason, and shall provide for a date of termination not less than thirty (30) nor more than sixty (60) days after the date such notice is given.

          (ii) For purposes of this Agreement, "Good Reason" shall mean any of the following: (1) without the express written consent of the Executive, (x) any diminution by the Company of the Executive's title or position (including, without limitation, not being the chief executive officer of the parent company if the Company becomes a nonpublic subsidiary of another entity) or (y) the assigning to the Executive of any duties inconsistent with the Executive's existing position, authority, duties or responsibilities (except, in any case, as a result of a prior termination of the Executive's employment for Cause or due to Disability); (2) at any time after a Change of Control, a reduction by the Company in the Executive's base salary or target bonus entitlements; (3) any material breach or non-observance by the Company of any material provision of this Agreement; (4) the relocation of the headquarters of the Company more than fifty (50) miles from Leonia, New Jersey or relocation of the Executive's principal work location from such location, without the Executive's express written consent; or (5) failure to elect or re-elect the Executive as a director of the Company, or any removal of the Executive from the Board.

          (d) Cause or Non-Performance. (i) The Executive's employment hereunder may be terminated by the Company for Cause or for Non-Performance upon delivery to the Executive of a written notice of termination for Cause or for Non-Performance that shall indicate the specific termination provision set forth in paragraph (ii) or (iii) of this Section 8(d) relied upon and shall set forth in reasonable detail the facts and circumstances which provide for a basis for such termination for Cause or Non-Performance. The effective date of such a termination for Cause or for Non-Performance shall be the date indicated in such notice; provided, however, that the Executive's employment shall not terminate if he cures the circumstances otherwise resulting in Cause or Non-Performance to the extent permitted, and within the applicable time periods provided, in paragraph (ii)(1), (ii)(4) or (iii) of this Section 8(d).

          (ii) For purposes of this Agreement, "Cause" shall mean (1) the Executive's willful failure to attempt to properly discharge his lawful duties, or any breach or non-observance by the Executive of any material provision of this Agreement, which is not fully rectified or cured, if susceptible to rectification or cure, within thirty (30) days after written notice is given to the Executive; (2) the Executive's conviction of, or plea of nolo contendere to, a felony or any misdemeanor constituting an act of fraud or moral turpitude; (3) addiction to, or continuing excessive use of, alcohol or drugs on the part of the Executive; (4) the Executive having excessively absented himself from his duties of employment which is not rectified by the Executive within a period of five (5) days after written notice is given to the Executive, other than absences incurred or sustained (x) by leave of the Company or (y) because of physical or mental incapacity; (5) the Executive's material breach of his fiduciary duty of care to the Company or the Executive's breach of any other fiduciary duty owed by the Executive to the Company; or (6) breach by the
Executive of the non-competition/non-solicitation provisions contained in Sections 10 and 11 of this Agreement.

          (iii) For purposes of this Agreement, "Non-Performance" shall mean the occurrence, prior to June 15, 2002, of each of (x) the failure by the Executive, after 30 days' written notice and opportunity to cure (to the extent the circumstances are susceptible to being cured by the Executive), to cause the Company to attain in all material respects the objectives set forth in an annual operational plan to be reasonably approved by the Board and the Executive, as such annual operational plan shall be modified from time to time by mutual agreement of the Board and the Executive to take account of strategic and other material developments in the Company's operating environment and business, and
(y) the failure of the ten-day floating average of the closing prices of the Company's common stock ending on the determination date to be at least equal to $43.83.

          9. Severance.

          (a) If the Executive's employment with the Company and the Employment Term terminate by reason of termination by the Executive of his employment for Good Reason or termination by the Company of the Executive's employment, including as a result of notice of nonrenewal of the Employment Term by the Company in accordance with Section 3 hereof, and such termination is not for Cause or Non-Performance and is not due to Disability or death, the Company shall have no liability or further obligation to the Executive except as follows: the Executive shall be entitled to receive (i) within thirty (30) days of such termination of employment, any earned but unpaid Base Salary and any unreimbursed business expenses payable pursuant to Section 4(g) for the period prior to termination and any unpaid Performance Bonus for any prior completed fiscal year (the "Entitlements"); (ii) within thirty (30) days of such termination of employment, a severance payment equal to two hundred percent (200%) of the sum of (x) the Executive's then-current annual Base Salary and (y) the Performance Bonus earned by the Executive for the immediately preceding fiscal year (the "Severance Payment"); provided that, notwithstanding anything to the contrary set forth herein, prior to the first anniversary date of this Agreement, the Severance Payment shall be deemed to be $1,120,000; and (iii) at the time provided in such plan, any rights to which he is entitled in accordance with plan provisions under any employee benefit plan, program or arrangement, or any fringe benefit, incentive or stock option plan of the Company in which he participates at the time of such termination ("Rights"). As a condition of receiving the payments provided for under this Section 9(a), the Executive agrees to execute a release releasing the Company and any of its affiliates from any and all obligations and liabilities to the Executive arising from or in connection with the Executive's employment or termination of employment with the Company and any of its affiliates and any disagreements with respect to such employment, except that such release shall not release the Company from its obligation to pay the Executive the Entitlements, the Severance Payment, and the Rights provided for in this Section 9(a).

          (b) If during the Employment Term, the Executive's employment is terminated for any reason other than as provided in Section 9(a) (including death, termination of the Executive by the Company for Cause, Non-Performance or Disability or termination by the Executive without Good Reason or his delivery of a notice of nonrenewal in accordance with Section 3 hereof), the Company shall have no liability or further obligation to the Executive except as follows: the Executive (and his estate or designated beneficiaries under any Company-sponsored employee benefit plan in the event of his death) shall be entitled to receive any Entitlements and any Rights at the time provided in the relevant plans.

          10. Covenants of the Executive.

          (a) During the Employment Term and, to the extent that the Executive's employment is terminated for Cause or Disability (including, without limitation, through the delivery by the Company of a notice of nonrenewal in accordance with
Section 3 hereof which specifically states such grounds), or the Executive voluntarily terminates his employment other than for Good Reason, for a period of one (1) year after such termination, (i) the Executive shall not, in any jurisdiction world-wide, be employed by or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company or any of its affiliates and (ii) the Executive shall not solicit, in competition with the Company, any person who is or was, at any time within the six (6) months prior to the Executive's termination of employment with the Company, a customer of the business conducted by the Company or any of its affiliates. During the Employment Term and for two (2) years thereafter, the Executive shall not, directly or indirectly, on his own behalf or on behalf of others, employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any of its affiliates or encourage any employee or consultant of the Company or any of its affiliates to leave the employ or service of the Company, nor shall the Executive assist or encourage any person or entity to do any of the foregoing. For purposes of this Agreement, (v) the scope of businesses areas within which the Executive has agreed not to compete pursuant to clause (a)(i) of this Section 10 shall, for any challenged activity of the Executive, be determined with reference to the Company's activities during the Employment Term; (w) nothing contained herein shall prevent the Executive from becoming affiliated as an officer, director or in any other capacity with a charitable organization; (x) the Executive's ownership of securities of five percent (5%) or less of any publicly traded class of securities of a public company shall not be considered to be competition with the Company; (y) the Executive's passive ownership of equity interests in any entity (without other participation in the management or other affairs of such entity) not exceeding 20% of the outstanding capital stock of such entity, with respect to which (A) at the time of the initial investment, such ownership does not violate the terms of Section 10 of this Agreement (without reference to this clause (y)), (B) such entity engages after the date of such initial investment in activity (the "Competing Activity") which would cause the Executive's ownership of an equity interest in such entity to be violative of this Section 10, and (C) after the commencement of the Competing Activity, the Executive's ownership of equity interests in such entity (I) continues to be passive (without other participation in the management or other affairs of such entity) and (II) the Executive takes no affirmative action to increase his ownership interest in such entity; and (z) the Executive's passive ownership of equity interests in a private venture capital fund or other private investment fund (each a "Fund") which such ownership (A) does not exceed a 20% profits or voting interest in such Fund, and (B) does not entitle the Executive to manage or direct, or participate in the management or directions of, the management, business, affairs or investment decisions of such Fund (it being understood that the Executive shall not participate in the management, business, affairs or investment decisions of any such Fund).

          (b) During the Employment Term and thereafter, the Executive agrees to hold in strictest confidence and to not directly or indirectly publish, disseminate or otherwise disclose or allow to be disclosed, any "Confidential Information" (as defined below); provided, however, that the Executive shall have no obligation to maintain in confidence any information that is or becomes publicly available through no fault of the Executive. "Confidential Information" shall mean business or proprietary information (including, without limitation, business plans, financial information and other subject matter pertaining to any business of the Company or any of its affiliates) that is not commonly known in the industry. Confidential Information shall also include, for example and without limitation, confidential knowledge, data, financial information or data, marketing techniques and material, business plans, methods and strategies (whether or not patentable or reduced to practice), business operations and systems, software, computer code, flow charts, pricing policies, information concerning employees, customers and/or vendors, trade secrets, discoveries, inventions (whether or not patentable or reduced to practice), improvements, research, scientific engineering information, development, databases, know-how, show-how, designs, products, compositions, original works of authorship, prototypes, maskworks, physical materials, manufacturing processes and other information disclosed or submitted orally, in writing, or by any other media. The Confidential Information as set forth above may be in any form, including
but  not  limited  to,  any  intangible  form  such  as  unrecorded   knowledge,
information, ideas or concepts, or may be embodied in equipment or other tangible form such as documents, drawings, photographs, computer code, software or other printed or electronic media.

          (c) The Executive agrees that a breach of his obligations contained in Sections 10 or 11 of this Agreement would cause irreparable damage to the Company and any of its affiliates, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if he breaches any of the covenants contained in Sections 10 or 11 of this Agreement, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without a showing that monetary damages will not provide an adequate remedy and without being required to post a bond.

          (d) The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 10 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that any provision in this Section 10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a time period or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (e) During the Employment Term and thereafter, the Executive and the Company and its controlled affiliates agree not to make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or negatively reflect upon the Company or any of its controlled affiliates or their respective officers, directors, employees, advisors, businesses or reputations or the Executive and his reputation, respectively.

          (f) The Executive recognizes that the Company may have received, and in the future will receive from third parties, Confidential Information that subjects the Company to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that he owes the Company, during the Employment Term and thereafter, a duty to hold all such Confidential Information in the strictest confidence; provided, however, that the Executive shall have no obligation to maintain in confidence any information: (i) that is or becomes publicly available through no fault of the Executive; or (ii) that is obtained by the Executive from a third party that is lawfully in possession of such information and that provided such information to the Executive without any obligation of confidentiality or without restriction or without being in violation of any contractual or legal obligation with respect to such information.

          (g) The Executive agrees that, at the time of leaving the employ of the Company, the Executive will promptly deliver to the Company (and will not keep in his possession or deliver to anyone else) any and all tangible or intangible items containing materials or information belonging to the Company or any of its affiliates, including but not limited to documents, computer code, computer software, computer disks, machine readable codes, data, devices, records, photographs, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, memoranda, other documents or property (including, without limitation, materials relating to intellectual property or Confidential Information as defined in this Section
10) or reproductions of any aforementioned items.

          (h) The Executive agrees to reasonably cooperate with the Company, during the Employment Term and for a reasonable period of time thereafter, by making himself reasonably available to testify in matters involving the Company or any of its affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, relating to activities occurring during the Employment Term and to assist the Company or any of its affiliates, in any such action, suit or proceeding, as reasonably requested, and the Company shall pay or reimburse reasonable expenses, costs and fees incurred by the Executive to provide such cooperation (against reasonable documentation therefor in accordance with Company policies).

          11. Intellectual Property Rights.

          (a) The Executive agrees to disclose to the Company any and all inventions, improvements, discoveries, techniques, processes, formulae, programs, methods, products and processes, artistic works and the like, and all other intellectual property relating to the business of the Company and any of its affiliates, including, but not limited to, computer programming and/or the development of software or computer applications used by the Company which are invented, discovered, performed, perfected or learned by the Executive either solely or jointly with others during the Employment Term, and same will be the sole and absolute property of the Company or any of its affiliates. The Company or any of its affiliates in their sole discretion will determine whether to seek patent, trademark, copyright or other intellectual property protection.

          (b) During the Employment Term and thereafter, the Executive shall execute such documents in connection with domestic and foreign intellectual property applications (including, without limitation, divisional, continuing, reissue and extension applications for patent applications) as the Company requests and shall transfer to the Company or any of its affiliates by written assignment all his right, title and interest in and to such inventions, improvements, discoveries, techniques, formulae, programs, methods, processes and other intellectual property and any such intellectual property applications and any registrations granted thereon (or patents issued thereon), including extensions, renewals and reissues thereof, and will testify in legal proceedings, sign papers, make all lawful oaths and otherwise reasonably assist the Company and any of its affiliates to perfect, maintain and enforce the same in any jurisdiction.

          (c) All work performed by the Executive in (i) creating, developing, modifying, enhancing and maintaining computer programs, databases and the like and/or (ii) creating, developing or modifying artistic works and/or other works to which copyright protection may attach during the course of the Executive's employment with the Company shall be considered "works made for hire" to the extent permitted under applicable copyright law and will be considered the sole property of the Company and its affiliates. To the extent such works are not considered "works made for hire," all right, title and interest to such works, including, but not limited to, the copyright, is hereby assigned to the Company or any of its affiliates and the Executive agrees to execute any necessary documents requested by the Company or any of its affiliates at any time in relation to said assignment as deemed reasonably necessary by the Company.

          (d) After termination of employment, the Executive will cooperate with the Company and any of its affiliates in the completion of any invention, improvement, discovery, techniques, formulae, program, method or process that is assignable or assigned hereunder to the Company or its affiliates, and in the protection and enforcement of the rights and property of the Company and its affiliates in said inventions, improvements, discoveries, techniques, formulae, programs, methods and processes, applications for patents therefor and patents granted thereon and any other intellectual property (including, without limitation, trademarks and copyrights). The Executive shall be paid reasonable compensation by the Company for the foregoing services, which "reasonable compensation" shall be determined by agreement between the Company and the Executive on a case, by case basis.

          (e) The Executive acknowledges and agrees that the Company or any of its affiliates is and will be the sole and absolute owner of all trademarks, service marks, domain names, patents, copyrights, trade dress, trade secrets, business names, inventions, proprietary know-how and information of any type, whether or not in writing, and all other intellectual property of the Company or any of its affiliates used in connection with their business. The Executive further acknowledges and agrees that any and all derivative works based on intellectual property subject to this Section 11, created during the Employment Term shall be exclusively owned by the Company or any of its affiliates.

          (f) Nothing in this Agreement shall be construed to grant the Executive any right, title or interest in, or any license (express or implied) to perform, practice, distribute, display or otherwise use any intellectual property owned or used by the Company or any of its affiliates except solely in the course of his employment with the Company.

          12. Notice. Any and all notices referred to hereunder shall be sufficient if furnished in writing, delivered by hand, or sent by registered or certified mail, telex or facsimile copier to the following addresses:

          If to the Executive, to him at his address as set forth from time to time on the books and records of the Company, with a copy to:

                  Benesch, Friedlander, Coplan & Aronoff LLP
                  2300 BP Tower
                  200 Public Square
                  Cleveland, Ohio  44114-2378
                  Attn:  Michael F. Wager, Esq.
                  Telephone:        (216) 363-4500
                  Fax:              (216) 363-4588

                  If to the Company:

                  Infocrossing, Inc.
                  2 Christie Heights Street
                  Leonia, New Jersey 07605
                  Attn:    Nicholas J. Letizia
                           Chief Financial Officer
                  Telephone:        (202) 840-8717
                  Fax:              (202) 840-7126

          Notice shall be deemed received when actually received if by hand delivery, one business day after sending if by telex or facsimile, and three business days after sending if by mail.

          13. General.

          (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement which is enforceable in a court, consistent with the provisions of Section 13(f) hereof, may be brought in the courts of the State of New York or any United States District Court located in the Borough of Manhattan and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any final and non-appealable judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b) Agreements and Representations of the Executive. The Executive agrees to verify any proper document required to carry out the terms of this Agreement. The Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence Confidential Information acquired by the Executive, and the Executive has not entered into, and agrees that he will not enter into, any oral or written agreement in conflict herewith.

          (c) Assignment, Binding Effect. The Executive may not assign his interest in or delegate his duties under this Agreement without the prior written consent of the Company. This Agreement is for the employment of the Executive, personally, and for the services to be rendered by him which must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (d) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

          (e) Entire Agreement, Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing signed by the parties hereto.

          (f) Duration, Survival. Notwithstanding the Employment Term hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement. The covenants set forth in Sections 10 and 11 of this Agreement shall survive and shall continue to be binding upon the Executive as provided in Sections 10 and 11 of this Agreement. The covenants set forth in Sections 10 and 11 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all such covenants.

          (g) Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

                                                INFOCROSSING, INC.



Date:                                           By:
     ----------------------                        -----------------------------
                                                   Name:
                                                   Title:

Date:                                           --------------------------------
     ----------------------                     Charles Auster

                                                                       Exhibit A
                                                                       ---------

                         DIRECTORSHIPS OF THE EXECUTIVE

1.  NextSet Software, Inc.

2.  BroadBeam, Inc.  [NetTech Systems, Inc.]

3.  NetCruise.com, Inc.

                                                                       EXHIBIT B
                                                                       ---------

                             STOCKHOLDERS AGREEMENT

================================================================================

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                            Dated as of June 15, 2000

                                  By and Among

                               INFOCROSSING, INC.,

                           DB CAPITAL INVESTORS, L.P.,

                        SANDLER CAPITAL PARTNERS V, L.P.,

                        SANDLER INTERNET PARTNERS, L.P.,

                      SANDLER CO-INVESTMENT PARTNERS, L.P.

                           THE MANAGEMENT STOCKHOLDERS
                           LISTED ON SCHEDULE A HERETO

                                       and

                         THE NON-MANAGEMENT STOCKHOLDERS
                           LISTED ON SCHEDULE B HERETO

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  CERTAIN DEFINITIONS...............................................1

       ss. 1.1   Certain Definitions.........................................1

ARTICLE II  TRANSFER OF SHARES...............................................4

       ss. 2.1  Restrictions.................................................4
       ss. 2.2  Permitted Transfers..........................................4

ARTICLE III  BOARD OF DIRECTORS OF THE COMPANY...............................6

       ss. 3.1  Board of Directors...........................................6
       ss. 3.2  Election.....................................................6

ARTICLE IV  CERTAIN DECISIONS................................................7

       ss. 4.1  Series A Preferred Stock Directors Approval..................7
       ss. 4.2  Certain Actions..............................................8

ARTICLE V  MISCELLANEOUS.....................................................8

       ss. 5.1  Entire Agreement.............................................8
       ss. 5.2  Captions.....................................................8
       ss. 5.3  Counterparts.................................................8
       ss. 5.4  Notices......................................................9
       ss. 5.5  Successors and Assigns......................................10
       ss. 5.6  GOVERNING LAW...............................................10
       ss. 5.7  Submission to Jurisdiction..................................10
       ss. 5.8  Benefits Only to Parties....................................11
       ss. 5.9  Termination.................................................11
       ss. 5.10  Sunset Provisions..........................................11
       ss. 5.11  Publicity..................................................12
       ss. 5.12  Amendments; Waivers........................................13
       ss. 5.13  No Inconsistent Agreements.................................13


SCHEDULE A - Management Stockholders
SCHEDULE B - Non-Management Stockholders

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                   -------------------------------------------

          AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of June 15, 2000, by and among Infocrossing, Inc. (f/k/a Computer Outsourcing Services, Inc.), a Delaware corporation (the "Company"), DB Capital Investors, L.P. ("DB Capital"), Sandler Capital Partners V, L.P., Sandler Internet Partners, L.P., Sandler Co-Investment Partners, L.P. (each individually, a "Sandler Entity," collectively the "Sandler Entities"), the individuals listed on Schedule A hereto (each individually, a "Management Stockholder" and, collectively, the "Management Stockholders") and each of the Persons listed on Schedule B hereto (each, individually a "Non-Management Stockholder" and, collectively, the "Non-Management Stockholders") (each of DB Capital, each Sandler Entity, the Management Stockholders and the Non-Management Stockholders is hereinafter referred to as a "Stockholder").


                              W I T N E S S E T H :
                              - - - - - - - - - -


          WHEREAS, the Management Stockholders own shares of Common Stock, $0.01 par value of the Company (the "Common Stock");

          WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement dated as of April 7, 2000 (the "Securities Purchase Agreement") by and between the Company, DB Capital and the Sandler Entities will acquire shares of 8% Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), together with Warrants (the "Warrants") to purchase (the "Warrant Shares") Common Stock (the Series A Preferred Stock, the Warrants, the Warrant Shares and the Common Stock are referred to herein collectively as the "Securities");

          WHEREAS, on May 10, 2000, the Company, and DB Capital, the Sandler Entities, the Management Stockholders party thereto and the Non-Management Stockholders party thereto (collectively the "Original Stockholders") entered into a Stockholders' Agreement pursuant to which each of them granted to the others certain rights in connection with the Securities then or thereafter owned by them as set forth therein and assumed certain obligations;

          WHEREAS, the Company has entered into an Employment Agreement dated as of June 15, 2000 (the "Auster Employment Agreement"), with Charles Auster
("Auster"), pursuant to which Auster has agreed to become the President and Chief Executive Officer of the Company; and

          WHEREAS, the Company, the Original Stockholders and Auster wish to amend and restate the Stockholders Agreement as set forth below.


          NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Stockholders Agreement as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

          ss. 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, or controlled, by or under direct or indirect common control with, such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (b) "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          (c) "Board of Directors" or "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          (d) "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          (e) "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction or immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction as applicable or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction a Person owns more than 50% of the total Voting Capital Stock of the Company.

          (f) "Closing Date" means May 10, 2000.

          (g) "Commission" means the United States Securities and Exchange Commission.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Exempt Auster Shares" means those shares of Common Stock purchased by Auster pursuant to the terms of Section 5 of the Auster Employment Agreement

          (j) "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          (k) "Holder" means the Person in whose name any of the Securities are registered.

          (k) "Option Agreements" means each of those certain Option Agreements dated as of the Closing Date between each of DB Capital and each of the Sandler Entities, on the one hand, and Lonstein, on the other hand.

          (l) "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof, or other entity.

          (m) "Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the Closing Date to be entered into by and between the Company, DB Capital Investors, L.P. and Zach Lonstein.

          (n) "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other managing authority thereof is at the time owned or controlled, directly or indirectly, by such Person and its Subsidiaries.

          (o)  "Voting   Capital  Stock"  means  with  respect  to  any  Person,
     securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.


                                   ARTICLE II

                               TRANSFER OF SHARES
                               ------------------

          ss. 2.1 Restrictions. (a) No Stockholder shall sell, assign, pledge, hypothecate, deposit in any voting trust, or in any manner, transfer or dispose of any of the Securities or any right or interest therein, to any Person (each such action, a "Transfer") except as permitted by this Agreement.

          (b)  From  and  after  the  date   hereof,   all  share   certificates
representing Securities held by any of the Stockholders shall bear a legend which shall state as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY 10, 2000, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED IN THE OFFICE OF THE COMPANY LOCATED AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NEW JERSEY 07605, WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.

          (c) In addition to the legend required by Section 2.1(b) above, all share certificates representing Securities held by any of the Stockholders shall bear a legend which shall state as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

          (d) Promptly upon execution and delivery of this Agreement, each Stockholder shall deliver to the Secretary of the Company all certificates then held by such Stockholder representing Securities which do not have such legends affixed thereto as are required by Section 2.1 above. The Company shall cause such legends to be affixed promptly to each of such certificates and such certificates to be returned promptly to the registered Holder thereof. The Company agrees that it will not cause or permit the Transfer of any Securities to be made on its books unless the Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

          ss. 2.2 Permitted Transfers. (a) Notwithstanding anything to the contrary contained herein, a Stockholder may at any time effect any of the following Transfers (each a "Permitted Transfer" and each transferee, a "Permitted Transferee"):

          (i) A Stockholder's Transfer of any or all Securities owned by such Stockholder following such Stockholder's death by will or intestacy to such Stockholder's legal representative, heir or legatee.

          (ii) A Stockholder's Transfer of any or all Securities owned by such Stockholder as a gift or gifts during such Stockholder's lifetime to such Stockholder's spouse, children, grandchildren or a trust or other legal entity for the benefit of any Stockholder or any of the foregoing, provided that such Stockholder retains voting control of the Securities so transferred.

          (iii) With respect to the Management Stockholders prior to the second anniversary of the date of this Agreement, any Transfer approved in advance by the Board of Directors.

          (iv) With respect to any Management Stockholder, a Transfer of any or all Securities owned by such Management Stockholder (a) which occurs after the second anniversary of the date of this Agreement and (b) is (i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation; provided, however, that, without the consent of the Board of Directors of the Company, no Management Stockholder shall Transfer an amount of Securities in any twelve month period which exceeds the number of such Securities which such Management Stockholder could permissibly sell under Rule 144(e)(1) under the Securities Act (whether or not such Management Stockholder is then subject to Rule 144(e)(1)), (ii) in any transaction exempt from the registration requirements of the Securities Act or (iii) pursuant to a registration statement.

          (v) With respect to any of DB Capital, any Sandler Entity or any Non-Management Stockholder, a Transfer of any or all Securities owned by it
     (a) to an Affiliate that has agreed in writing to be bound by the terms and provisions of Section 2.1 and 2.2 to the same extent that such party would be bound if it beneficially owned the Securities transferred to such Affiliate or (b) (i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a transaction exempt from the registration requirements of the Securities Act or (iii) pursuant to a registration statement.

          (vi) With respect to any Management Stockholder, any transfer to any Person at any time after the date on which (x) the Company has terminated the employment of such Management Stockholder other than for cause or (y) such Management Stockholder has terminated his employment with the Company for "good reason" as defined in such Management Stockholder's employment agreement or consulting agreement with the Company (or if such Management Stockholder does not have an employment or consulting agreement with the Company or such employment agreement or consulting agreement does not define "good reason", as "good reason" is defined in Zach Lonstein's ("Lonstein") employment agreement with the Company).

          (vii) A Transfer pursuant to a registered offering of securities which is effected pursuant to rights granted to the transferring Stockholder pursuant to the Registration Rights Agreement.

          (viii) A Transfer by a Stockholder to the Company.

          (ix) A Transfer by Lonstein to DB Capital or any Sandler Entity pursuant to any Option Agreement.

          (x) A Transfer by Auster of any Exempt Auster Shares

          (b) In any such Transfer referred to above in Section 2.2(a)(i), (ii) or (ix), the Permitted Transferee shall receive and hold such Securities subject to the provisions of this Agreement as if such Permitted Transferee were an original signatory hereto and such Permitted Transferee shall be deemed to be a party to this Agreement.

          (c) Not later than ten (10) days before effecting any Transfer of Securities, the Holder proposing to make such Transfer shall give notice to the Company (with a copy to DB Capital and the Sandler Entities) of such proposed Transfer, specifying the method of disposition and the amount of shares to be so Transferred.


                                   ARTICLE III

                        BOARD OF DIRECTORS OF THE COMPANY
                        ---------------------------------

          ss. 3.1 Board of Directors. (a) Each Stockholder agrees to vote all of the Securities held by such Stockholder (to the extent all such securities are entitled to vote) so as to elect and maintain a Board composed of the following:
(i) two people designated by Lonstein; provided that so long as Lonstein is the Chief Executive Officer of the Company one such designee shall be Lonstein, (ii) two people designated by DB Capital (the "DB Capital Directors"), (iii) two people designated by the Sandler Entities (the "Sandler Directors") and (iv) four additional directors, each of whom shall be unaffiliated with the Company, designated by mutual consent of Lonstein, DB Capital and Sandler; provided that, notwithstanding anything to the contrary herein, if the Chief Executive Officer of the Company has not been designated as a director of the Company pursuant to clause (i), (ii) or (iii) of this Section 3.1(a), then one of the persons designated as a director pursuant to this clause (iv) shall be the Chief Executive Officer of the Company.

          (b) In the event that any director designated by any Stockholder for any reason ceases to serve as a director during his term of office, the resulting vacancy on the Board shall be filled by a director designated by such Stockholder.

          ss. 3.2 Election. Promptly upon the execution and delivery of this Agreement, the Stockholders shall take all such action as may be necessary (including, but not limited to, the removal of directors).


                                   ARTICLE IV

                                CERTAIN DECISIONS
                                -----------------

          ss. 4.1 Series A Preferred Stock Directors Approval. The following acts, expenditures, decisions and obligations made or incurred by the Company shall require the prior written approval of (x) the DB Capital Directors and (y) the Sandler Directors:

          (i) the hiring or termination of any senior officers of the Company or any Subsidiary including, without limitation, with respect to the Company and Infocrossing, Inc., the Chief Executive Officer, Chief Financial
     Officer, Chief Operating Officer, President or any officer reporting directly to the President, or Chief Executive Officer and, with respect to any other Subsidiary, the Chief Executive Officer, Chief Operating Officer or President;

          (ii) approval of the Company's annual business plan, operating budget and capital budget;

          (iii) any capital expenditure or series of related capital expenditures by the Company or any Subsidiary to the extent (x) not otherwise included in the approved annual capital budget or (y) such expenditure or series of expenditures would cause, together with all other capital expenditures to such time, the Company's capital budget to be exceeded by $250,000 in the aggregate;

          (iv) in a single transaction or series of related transactions, the consolidation or merger with or into, or sale, assignment, transfer, lease, conveyance or disposal of all or substantially all of the Company's assets to, any Person; the agreement to any plan of recapitalization; consent to, approval or recommendation of any tender offer for any class or series of the Company's Capital Stock or consent to, approval or recommendation of any Change of Control of, or action which is expected to result in a Change of Control of, the Company; or adoption of a plan of liquidation or the making of any payments in liquidation or with respect to the winding up of the Company;

          (v) the authorization or creation of, modification of the terms of or, increase in the authorized amount of any class or series of equity securities of the Company or the issuance or sale of any equity securities or any equity securities which are convertible or exchangeable into or exercisable for any equity securities of the Company, other than (i) compensatory or incentive stock options (or any shares of Common Stock issued upon the exercise thereof) issued pursuant to employee stock option plans of the Company which have been approved by the Board of Directors of the Company, (B) issuances of Common Stock to employees, officers, directors and consultants of the Company, pursuant to employee benefit plans approved by the Board of Directors of the Company, or (C) shares of Common Stock issued upon (x) the conversion of the Series A Preferred Stock or (y) the exercise of the Warrants.

          (vi) the making, or permitting of any of the Subsidiaries to make, any acquisition or divestiture in which the total consideration exceeds $5,000,000;

          (vii) incurring, guaranteeing or otherwise incurring or assuming any obligations or any indebtedness for borrowed money or capitalized leases (other than indebtedness of the Company to any of its wholly owned
     Subsidiaries or of any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company) (other than trade payables in the ordinary course of business) in excess of $2,500,000 in the aggregate;

          (viii) entering into any transaction with (including, without limitation, the purchase, lease or sale of any property of the rendering of or contracting for any services) with any Affiliate (other than a wholly owned Subsidiary) of the Company; provided, that the Company may issue options or shares of Common Stock to Affiliates (other than wholly owned Subsidiaries) of the Company to the extent such options or shares are issued pursuant to the terms of employee benefit plans approved by the Board of Directors of the Company; and

          (ix) increasing the number of options, shares of Common Stock, or other securities which may be granted under, or which are subject to or underlie any employee benefits plan of the Company or any Subsidiary, including, without limitation, any stock option plan, stock incentive plan, restricted stock plan, stock appreciation rights plan, phantom stock plan or other similar plan.

          ss. 4.2 Certain Actions. Each Stockholder hereby agrees to take all such action as may be required to give effect to Section 4.1, including, but not limited to, the adoption by the Board of Directors of the Company of resolutions giving effect to such Section, and shall take all such action as may be necessary (including the removal of directors) to cause any Person designated by such Stockholder as a director pursuant to Article III hereof and cause such resolutions to be adopted.


                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

          ss. 5.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

          ss. 5.2 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          ss. 5.3 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

          ss. 5.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

          If to the Company, to:

               Computer Outsourcing Services, Inc.
               2 Christie Heights Street
               Leonia, New Jersey 07605

               Attention: Nicholas J. Letizia, Chief Financial Officer
               Tel.: (201) 840-8717
               Fax:     (201) 840-7216

          With a copy to:

               Robinson & Cole LLP
               695 E. Main St.
               Stamford, CT  06904

               Attention:  Richard A. Krantz, Esq.
               Tel.:    (203) 462-7505
               Fax:     (203) 462-7599

          if to DB Capital, to:

               c/o DB Capital Partners, L.P.
               130 Liberty Street
               25th Floor
               New York, New York  10006

               Attention:  Tyler T. Zachem, Managing Director
               Tel.:    (212) 250-8199
               Fax:     (212) 250-7651

          With a copy to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York  10036

               Attention:  S. Ward Atterbury, Esq.
               Tel.:    (212) 819-8331
               Fax:     (212) 354-8113

          if to the Sandler Entities, to:

               c/o Sandler Capital Management
               767 Fifth Avenue, 45th Floor
               New York, New York  10153

               Attention:  David C. Lee, Managing Director
               Tel:     (212) 754-8100
               Fax:     (212) 826-0280

          if  to  any  of  the   Management   Stockholders   or   Non-Management
          Stockholders, to the addresses set forth on the books and records of the Company.

or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

          ss. 5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective heirs, devisees, legal representatives, successors, permitted assigns and other permitted transferees. The rights of a Stockholder under this Agreement may not be assigned or otherwise conveyed by any Stockholder except in connection with a Transfer of Shares which is in compliance with this Agreement.

          ss. 5.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

          ss. 5.7 Submission to Jurisdiction. (a) Each of the parties hereto hereby irrevocablY acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, as the party bringing such action or proceeding may elect, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

          (b) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5.7(a) and hereby further irrevocably waives any claim that any such court is not a convenient forum for any such suit, action or proceeding.

          (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

          (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any Shares or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

          (e) The parties hereto agree that the prevailing party or parties, as the case may be, in any action, suit, arbitration or other proceeding arising out of or with respect to this Agreement or the transactions contemplated hereby shall be entitled to reimbursement of all costs of litigation, including reasonable attorneys' fees, from the non-prevailing party. For purposes of this
Section 5.7(e), each of the "prevailing party" and the "non-prevailing party" in any action, suit, arbitration or other proceeding shall be the party designated as such by the court, arbitrator or other appropriate official presiding over such action, suit, arbitration or other proceeding, such determination to be made as a part of the judgment rendered thereby.

          ss. 5.8 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement iS intended or shall be construed to give any Person, other than the parties hereto and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other Person.

          ss. 5.9 Termination. This Agreement shall terminate upon the happening of any one of the following events:

          (a) the voluntary or involuntary dissolution of the Company;

          (b) Each of DB Capital and the Sandler Entities ceasing to hold at least 25% of the shares of Common Stock (calculated assuming the conversion of the Series A Preferred Stock and the exercise of the Warrants) held by DB Capital or the Sandler Entities, as the case may be, on the date hereof.

          ss. 5.10 Sunset Provisions. (a) On the date on which Lonstein ceases to hold at least 50% oF the shares of Common Stock (calculated assuming the exercise of all vested in-the-money stock options) held by Lonstein on the date hereof, then the number of persons whom Lonstein shall have the right to designate to serve as directors of the Company under Section 3.1(a)(i) shall be reduced to one. On the date on which Lonstein ceases to hold at least 25% of the shares of Common Stock (calculated assuming the exercise of all vested in-the-money stock options) held by Lonstein on the date hereof, Lonstein's right to designate Persons to serve as directors of the Company under Section 3.1(a)(i) and 3.1(a)(iv) shall terminate as of such date.

          (b) Upon the date on which DB Capital ceases to hold at least 25% of the shares of Common Stock (calculated assuming the conversion of the Series A Preferred Stock and the exercise of the Warrants) held by DB Capital on the date hereof, then DB Capital's right to designate Persons to serve as directors of the Company under Section 3.1(a)(ii) and 3.1(a)(iv) and DB Capital's right to approve the actions specified under Section 4.1 shall terminate as of such date.

          (c) Upon the date on which the Sandler Entities ceases to hold at least 25% of the shares of Common Stock (calculated assuming the conversion of the Series A Preferred Stock and the exercise of the Warrants) held by the Sandler Entities on the date hereof, then the Sandler Entities' right to designate Persons to serve as directors of the Company under Section 3.1(a)(iii) and 3.1(a)(iv) and the Sandler Entities' right to approve the actions under
Section 4.1 shall terminate as of such date.

          ss. 5.11 Publicity. Except as otherwise required by Applicable Laws, none of the parties heretO shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of DB Capital, a majority in interest of the Sandler Entities and the Company to the contents and the manner of presentation and publication thereof.

          ss. 5.12 Amendments; Waivers. No provision of this Agreement may be amended, modified or waiveD without approval of DB Capital, a majority in interest of the Sandler Entities, the Company, 66-2/3% in interest of the Management Stockholders (calculated based on ownership of Common Stock) and
66-2/3% in interest of the Non-Management Stockholders (calculated based on ownership of Common Stock); provided that no such amendment or waiver of a provision of this Agreement which adversely affects the rights of any Stockholder in a manner that does not adversely affect all other Stockholders equally may be made without such Stockholder's consent; provided that (x) the Management Stockholders shall be considered as a group with the determination by the holders of 66-2/3% of the outstanding shares of Common Stock held by the Management Stockholders to be binding on all Management Stockholders and (y) the Non-Management Stockholders shall be considered as a group with the determination by the holders of 66-23% of the outstanding shares of Common Stock held by the Non-Management Stockholders to be binding on all Non-Management Stockholders; provided, further, that in no circumstances shall Article III or
Article IV be amended, modified, waived or repealed without the express written consent of DB Capital and the Sandler Entities.

          ss. 5.13 Exempt Auster Shares. Notwithstanding anything to the contrary set forth herein anD except as set forth in Section 5.15 below and in the proviso to this Section 5.13, Auster shall have no obligation under this Agreement with respect to the Exempt Auster Shares; provided, that Auster hereby agrees that, for so long as (x) he remains employed as President and Chief Executive Officer of the Company and (y) he is designated by the Company as one of such nominees, he will vote the Exempt Auster Shares in favor of the election of the persons nominated to serve as Directors of the Company in accordance with
Article III hereof.

          ss. 5.14 Effectiveness. This Agreement shall become effective upon the execution and deliverY of this Agreement by each of DB Capital, the Sandler Entities, Lonstein, Auster, 66-2/3% of the Management Stockholders (including, without limitation, Lonstein) and 66-2/3% of the Non-Management Stockholders.

          ss. 5.15 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that neitheR it nor any of its Affiliates shall enter into any voting agreement or grant a proxy or power of attorney with respect to the Securities it beneficially owns which is inconsistent with this Agreement.




                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                          INFOCROSSING, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          DB CAPITAL INVESTORS, L.P.

                                          By:  DB Capital Partners, L.P.,
                                               its general partner

                                         By:  DB Capital Partners, Inc.,
                                               its general partner

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          SANDLER CAPITAL PARTNERS V, L.P.

                                          By:  Sandler Investment Partners,
                                               L.P., General Partner

                                          By:  Sandler Capital Management,
                                               General Partner

                                          By:  MJDM Corp., a General Partner

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          SANDLER INTERNET PARTNERS, L.P.

                                          By:  Sandler Investment Partners,
                                               L.P., General Partner

                                          By:  Sandler Capital Management,
                                               General Partner

                                          By:  MJDM Corp., a General Partner

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          SANDLER CO-INVESTMENT PARTNERS, L.P.

                                          By:  Sandler Investment Partners,
                                               L.P., General Partner

                                          By:  Sandler Capital Management,
                                               General Partner

                                          By:  MJDM Corp., a General Partner

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          MANAGEMENT STOCKHOLDERS



                                          ______________________________________
                                          Name:    Zach Lonstein



                                          ______________________________________
                                          Name:    Charles Auster



                                          ______________________________________
                                          Name:    Robert Wallach



                                          ______________________________________
                                          Name:    Joseph Germanotta



                                          ______________________________________
                                          Name:    Tom Loudati



                                          ______________________________________
                                          Name:    Ken DiSessa



                                          ______________________________________
                                          Name:    Nicholas J. Letitzia



                                          ______________________________________
                                          Name:    Gary Lazarewicz



                                          ______________________________________
                                          Name:    John Stewart



                                          ______________________________________
                                          Name:    John C. Platt

                                          NON-MANAGEMENT STOCKHOLDERS

                                          PRICE FAMILY LIMITED PARTNERS


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          BENAKE, L.P.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                      Schedule A

MANAGEMENT STOCKHOLDERS:

   Zach Lonstein
   Charles Auster
   Robert Wallach
   Warren Ousley
   Joseph Germanotta
   Tom Loudati
   Ken DiSessa
   Nicholas J. Letizia
   Garry Lazarewicz
   John C. Platt
   John Stewart

                                                                      Schedule B

NON-MANAGEMENT STOCKHOLDERS:

Price Family Limited Partners
Benake, L.P.

                            RECOURSE PROMISSORY NOTE
                            ------------------------

$[______________]                                             New York, New York
                                                                 [June __, 2000]

     FOR VALUE RECEIVED, the undersigned, Charles Auster, a resident of the State of New Jersey (the "Borrower"), hereby promises to pay to the order of Infocrossing, Inc. (the "Payee"), in lawful money of the United States of America in immediately available funds, at its offices at 2 Christie Heights Street, Leonia, New Jersey 07605 (or such other place as Payee may direct) the principal sum of _____________________U.S. DOLLARS ($______________). Principal
shall be payable each time that the Borrower sells or otherwise transfers or obtains liquidity (including, but not limited to, through sales of options, forward sales or the sale or purchase of other derivative securities based on the Shares (as defined below)) with respect to any of the Shares (each, a "Sale Date").

     From ______________ __, 2000 through payment in full of this Recourse Promissory Note (this "Note"), the Borrower promises to pay interest on the outstanding principal amount of this Note at a rate equal to the Applicable Federal Rate as determined from time to time pursuant to Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision.

     The proceeds of this Note shall be used to pay any federal, state or local income taxes in respect of the 800,000 shares of restricted stock of the Payee (the "Shares") granted to the Borrower pursuant to that certain Employment Agreement dated as of June 15, 2000, between the Payee and the Borrower as a result of Borrower's making a Section 83(b) election with respect to the Shares under the Code.

     This Note constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

     This Note may be prepaid in whole or in part without penalty at any time or from time to time by the Borrower. All moneys collected by the Borrower as proceeds of the Shares upon a Sale Date shall be first, applied to repay accrued and unpaid interest under this Note, second, applied to repay principal under this Note in direct proportion to the ratio of the number of Shares sold or otherwise transferred or monetized on such Sale Date to the total number of Shares held by the Borrower immediately prior to such Sale Date, and, third, retained by the Borrower.

     Upon the occurrence of any of the following specified events:

     (a) the Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization , arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) commence any case, proceeding, or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or
          (iii) make a general assignment for the benefit of its creditors;

     (b) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (a) above that (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

     (c) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

     (d) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) previously; or

     (e) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

THEN, the outstanding principal balance hereof shall immediately and without action by the holder hereof be due and payable and the Borrower shall immediately pay to the holder all such amounts, with interest as provided herein.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest, and demand and notice of protest, demand, dishonor, and nonpayment of this Note.

     Neither acceptance by the holder hereof of partial or delinquent payment nor any failure on the part of the holder to exercise, or any delay in exercising, any right under this Note shall operate as a waiver of any obligation of the Borrower or any right of the holder, and no single or partial exercise of any right under this Note shall preclude any other or further exercise thereof or the exercise of any other right. No waiver, amendment, alteration or other modification of any provision of this Note shall in any event be effective unless the same shall be in writing and signed by the holder. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law. All of the covenants, provisions, and conditions herein contained are made on behalf of, and shall apply to and bind the respective distributees, personal representatives, successors, and assigns of the Borrower, jointly and severally. The Borrower agrees to pay all collection expenses, court costs, and reasonable attorney fees and disbursements (whether or not litigation is commenced) that may be incurred in connection with the collection or enforcement of this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS OR PRINCIPLES THEREOF.

                                          --------------------------------------
                                          Charles Auster